UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2002

FINISAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1308 Moffett Park Drive

Sunnyvale, California 94089

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (408) 548-1000

Not Applicable
(Former name or former address, if changed since last report)

Item 5.  Other Matters.

On October 15, 2002, Finisar Corporation completed the sale of certain assets and transfer of certain liabilities of its Sensors Unlimited subsidiary to a new company formed by Sensors Unlimited’s management group.  Attached as an exhibit is a press release announcing the transaction.

Item 7.  Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description

99.1	Press release dated October 8, 2002 announcing the sale of certain assets of Sensors Unlimited to a new company formed by Sensors Unlimited’s management group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINISAR CORPORATION

Date: October 25, 2002	By:	/s/ STEPHEN K. WORKMAN
Stephen K. Workman Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 8, 2002 announcing the sale of certain assets of Sensors Unlimited to a new company formed by Sensors Unlimited’s management group.